UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	August 15, 2003
(Date of earliest event reported)

Insurance Management Solutions Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-25273	59-3422536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 94th Avenue North St. Petersburg, Florida	33702
(Address of principal executive offices)	(Zip Code)

(727) 803-2040

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Insurance Management Solutions Group, Inc. (the “Company”) is filing this Current Report on Form 8-K to report certain management changes occurring since August 15, 2003.

Effective August 15, 2003, Michele K. Morgan, CPA, was appointed as acting Chief Financial Officer of the Company. Ms Morgan’s appointment temporarily fills the vacancy created by the departure of Anthony R. Marando, who stepped down as Chief Financial Officer and Corporate Secretary of the Company effective August 15, 2003.

Ms. Morgan, age 38, has served as Vice President and Controller of the Company since June 2000 and November 1999, respectively. Ms. Morgan joined the Company as an accounting manager in February 1999, after the completion of its initial public offering. Prior to that time, she served in various accounting capacities with Bankers Insurance Group, Inc. (“BIG”), the Company’s principal shareholder, since 1987, most recently as Assistant Vice President. Before joining BIG, Ms. Morgan was a pension plan administrator for G. F. Matthews and Associates.

As previously reported, on April 9, 2003, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fiserv, Inc., a Wisconsin corporation (“Fiserv”), Fiserv Solutions, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Fiserv (“Fiserv Solutions”), and Fiserv Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Fiserv Solutions (“Fiserv Merger Sub”), providing for, among other things, the merger of Fiserv Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”). The Board of Directors has called a Special Meeting of Shareholders for Tuesday, September 23, 2003, at 3:00 p.m. local time, for the sole purpose of voting upon a proposal to approve the Merger and the Merger Agreement. If the Merger and the Merger Agreement are not approved at the Special Meeting or if the Merger is not thereafter consummated for any other reason, the Board of Directors of the Company intends thereafter to commence a search to find a permanent Chief Financial Officer.

In connection with Mr. Marando’s departure, the Company and Mr. Marando entered into a Release Agreement, effective August 15, 2003, pursuant to which, among other things, the parties terminated Mr. Marando’s Employment Agreement dated October 1, 2001, as amended, and the Company agreed to pay Mr. Marando severance in the amount of $86,000. The foregoing description of the Release Agreement is qualified in its entirety by reference to the Release Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on August 15, 2003, the Board of Directors of the Company appointed David M. Howard as Corporate Secretary of the Company to fill the vacancy created by the departure of Mr. Marando. Mr. Howard, age 41, also currently serves as Chairman of the Board, President and Chief Executive Officer of the Company.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include statements regarding, among other things: (i) the Company’s intentions regarding the merger contemplated by the Agreement and Plan of Merger, dated April 9, 2003, among the Company, Fiserv Inc. and certain of its direct and indirect subsidiaries; and (ii) the future intentions of the Board of Directors of the Company regarding a permanent Chief Financial Officer. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the company’s Reports on Forms 8-K, 10-Q and 10-K and Annual Reports to Shareholders.

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)  Exhibits.

10.1	Release Agreement, effective August 15, 2003, by and between Insurance Management Solutions Group, Inc. and Anthony R. Marando.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.
By:	/S/ DAVID M. HOWARD

David M. Howard
Chairman of the Board, President and
Chief Executive Officer

Date:    September 2, 2003

EXHIBIT INDEX

Exhibit No.	Description
10.1	Release Agreement, effective August 15, 2003, by and between Insurance Management Solutions Group, Inc. and Anthony R. Marando.